Exhibit 99.1

E A R N I N G S    R E L E A S E

Press Contacts:	Gary R. Shook, President & CEO	540-687-4801 or
pres@middleburgbank.com

	Raj Mehra, EVP & CFO	540-687-4816 or
cfo@middleburgbank.com

	Jeffrey H. Culver, EVP & COO	703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG FINANCIAL CORPORATION ANNOUNCES SECOND QUARTER 2013 RESULTS

MIDDLEBURG, VA. – August 2, 2013 – Middleburg Financial Corporation (the “Company”) (Nasdaq: MBRG), today announced net income of $2.1 million or $0.29 per diluted share for the second quarter of 2013.

“The second quarter showed the results of our priorities which are loan growth, problem assets reduction and expense control, commented Gary R. Shook, president and Chief Executive Officer of Middleburg Financial Corporation.  “All of those factors contributed to our best quarterly net income since 2006.  With that said, we understand that we still have more to do as we endeavor to achieve best in class performance.  We are pleased with the strength of our loan pipeline and the growth in our wealth management operations.  Mortgage lending rebounded from the first quarter, amid strong purchase loan originations.” Mr. Shook continued, “We are pleased to see economic momentum beginning to return to our primary Loudoun and Northern Virginia markets coupled with loan and deposit growth in the Richmond marketplace.  Problem assets are still somewhat elevated; however, we are making progress in reducing levels of problem loans and OREO.”

Second Quarter 2013 Highlights:

•	Net income of $2.1 million or $0.29 per diluted share, compared to $1.8 million or $0.25 per diluted share for the second quarter of 2012, an increase of 18.3% when comparing calendar quarters;
•	Net interest margin of 3.40%, compared to 3.45% for the previous quarter and 3.57% for the second quarter of 2012;
•	Total revenue of $16.4 million, an increase of 6.9% compared to the first quarter of 2013;
•	Total assets of $1.2 billion, unchanged compared to March 31, 2013;
•	Deposits decreased by $4.2 million or 0.4% since March 31, 2013;
•	Loans held-for-investment decreased by $7.6 million or 1.0% since March 31, 2013, primarily due to elevated levels of payoffs;
•	The ratio of Non Performing Assets to Total Assets was 2.80% as of June 30, 2013 compared to 2.77% at March 31, 2013 and 3.10% at June 30, 2012;
•
Capital ratios continue to be strong: Tangible Common Equity Ratio of 8.8%, Total Risk-Based Capital Ratio of 15.4%, Tier 1 Risk-Based Capital Ratio of 14.2%, and a Tier 1 Leverage Ratio of 9.3% at June 30, 2013.

Total Revenue

Total revenue which is comprised of Net Interest Income (before a provision for loan losses) and Non Interest Income was $16.4 million in the quarter ended June 30, 2013, representing an increase of 6.9% compared to the previous quarter and a decrease of $408,000 or 2.4% from the quarter ended June 30, 2012.

Net interest income was $9.3 million during the three months ended June 30, 2013, which was 1.0% lower than the quarter ended March 31, 2013 and a decrease of 3.3% compared to the quarter ended June 30, 2012. The yield on average earning assets was 3.97% for the quarter ended June 30, 2013 compared to 4.08% for the previous quarter and 4.40% for the quarter ended June 30, 2012, representing a decrease of 11 basis points from the previous quarter and a decrease of 43 basis points from the quarter ended June 30, 2012. Loan yields decreased by 16 basis points while the yield for the securities portfolio decreased by 12 basis points from the previous quarter.  The primary reasons for the decline in loan yields were elevated levels of loan payoffs and lower yields on new loans.

The average annualized cost of interest bearing liabilities was 0.72% for the quarter ended June 30, 2013, compared to 0.78% in the previous quarter, and 1.00% for the quarter ended June 30, 2012, representing a decrease of 6 basis points from the previous quarter and a decrease of 28 basis points from the quarter ended June 30, 2012.  Annualized costs for interest bearing retail deposits decreased by 5 basis points from the previous quarter to 0.64% from 0.69% and decreased by 29 basis points from the same quarter last year.  The decline in the annualized cost of interest bearing retail deposits from both the previous quarter and the same quarter last year was due to reduced interest expenses broadly across deposit categories, including interest checking, savings and time deposits. An annualized cost for wholesale borrowings (excluding brokered deposits) was 1.33%, a decrease of 14 basis points compared to the previous quarter and higher by 1 basis point compared to the quarter ended June 30, 2012.

Cost of funds is calculated by dividing annualized total interest expense by the sum of average interest bearing liabilities and average demand deposits. Cost of funds was 0.61% for the quarter ended June 30, 2013 compared to 0.66% for the quarter ended March 31, 2013, a decrease of 5 basis points.  Cost of funds decreased 25 basis points compared to the quarter ended June 30, 2012.

The net interest margin for the three months ended June 30, 2013 was 3.40%, compared to 3.45% for the previous quarter, and 3.57% for the quarter ended June 30, 2012, representing a decrease of 5 basis points from the previous quarter and a decrease of 17 basis points compared to the quarter ended June 30, 2012.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets.  Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34.0%. Details on the calculation of the net interest margin are included in the “Key Statistics” table.

Non-interest income increased by $1.1 million or 19.4% when comparing the quarter ended June 30, 2013 to the previous quarter and decreased by 1.3% compared to the quarter ended June 30, 2012. Gains on mortgage loan sales increased by 15.2% when comparing the quarter ended June 30, 2013 to the previous quarter and decreased by 11.7% when compared to the quarter ended June 30, 2012.  Gains on mortgage loan sales included in the accompanying statements of income are presented net of originator commissions incurred to originate the loans.

Southern Trust Mortgage closed $209.8 million in mortgage loans during the quarter ended June 30, 2013 compared to $191.1 million closed during the previous quarter, and $233.5 million closed during the quarter ended June 30, 2012, an increase of 9.8% compared to the previous quarter and a decrease of 10.2% when comparing the same calendar quarters.

The revenues and expenses of Southern Trust Mortgage are reflected in the Company’s financial statements on a consolidated basis following generally accepted accounting principles in the United States.  The outstanding equity interest not held by the Company is reported on the Company’s balance sheets as “Non-controlling interest in consolidated subsidiary” and the earnings or loss attributable to the non-controlling interest is reported on the Company’s statements of income as “Net (income) / loss attributable to non-controlling interest.”

Total revenue generated by our wealth management group, Middleburg Investment Group (“MIG”) was $1.2 million for the quarter ended June 30, 2013 compared to $1.0 million in the previous quarter and $1.1 million in the quarter ended June 30, 2012. Middleburg Investment Group is comprised of Middleburg Trust Company, a wholly owned subsidiary of the Company and Middleburg Investment Services, which is a division of Middleburg Bank.  Fee income is based primarily upon the market value of the accounts under administration. Total consolidated assets under administration by MIG were $1.5 billion at June 30, 2013 and June 30, 2012.

Net gains on securities available for sale were $326,000 during the quarter ended June 30, 2013 compared to gains of $47,000 during the previous quarter and gains of $148,000 during the quarter ended June 30, 2012.

Other operating income was $392,000 during the quarter ended June 30, 2013 compared to $263,000 during the previous quarter and $119,000 during the quarter ended June 30, 2012. The primary reason for the increase in other operating income during the second quarter was related to an adjustment to fair market value of certain mortgage loans. Other operating income includes credit card fees, data processing fees and other miscellaneous income during the reporting period.

The following table presents dollar and percentage changes in components of non-interest income for the periods ended June 30, 2013 and June 30, 2012:

MIDDLEBURG FINANCIAL CORPORATION
Non-Interest Income
(in thousands)

	For the three months ended		Dollar	Percent
	6/30/2013	6/30/2012	Change	Change

Service charges on deposit accounts	$574	$538	$36	6.7%
Trust services income	1,014	979	35	3.6%
Net gains on loans held for sale	4,483	5,075	(592)	-11.7%
Net gains on securities available for sale	326	148	178	120.3%
Net commissions on investment sales	110	125	(15)	-12.0%
Fees on mortgages held for sale	58	64	(6)	-9.4%
Bank-owned life insurance	123	123	-	0.0%
Other operating income	392	119	274	230.0%
Total non-interest income	$7,080	$7,171	$(91)	-1.3%

Non-Interest Expense

Total non-interest expense in the second quarter of 2013 was 5.9% lower compared to the previous quarter and decreased by $203,000 or 1.5% compared to the quarter ended June 30, 2012.

Salaries and employee benefit expenses decreased by $107,000 or 1.4% when comparing the second quarter of 2013 to the previous quarter. Salaries and employee benefits increased by $186,000 or 2.5% versus the second quarter of 2012.

Expenses related to Other Real Estate Owned (“OREO”) decreased by $678,000 when comparing the second quarter of 2013 to the previous quarter and decreased by $732,000 versus the quarter ended June 30, 2012. The decrease in this expense relative to the previous quarter was primarily related to losses incurred on the sale of two large OREO properties during the first quarter of 2013 and fewer losses in the second quarter.

Advertising expense was higher by 62.3% compared to the previous quarter and decreased by $12,000 or 2.7% from the quarter ended June 30, 2012. The primary reason for higher advertising expenses during the quarter was new product and service promotions and expenses related to the bank’s entrance into the Richmond market. Advertising expenses are cyclical and affected by spending on promotions.

Other operating expenses decreased by $181,000 or 7.8% from the previous quarter and increased by $268,000 or 14.3% compared to the quarter ended June 30, 2012.

The following table presents dollar and percentage changes in components of non-interest expense for the periods ended June 30, 2013 and June 30, 2012:

MIDDLEBURG FINANCIAL CORPORATION
Non-Interest Expense
(in thousands)

	For the three months ended		Dollar	Percent
	6/30/2013	6/30/2012	Change	Change

Salaries and employees' benefits	$7,692	$7,506	$186	2.5%
Net occupancy and equipment expense	1,787	1,755	32	1.8%
Advertising	435	447	(12)	-2.7%
Computer operations	458	394	64	16.2%
Other real estate owned	142	874	(732)	-83.8%
Other taxes	187	205	(18)	-8.8%
Federal deposit insurance expense	270	261	9	3.4%
Other operating expenses	2,137	1,869	268	14.3%
Total non-interest expense	$13,108	$13,311	$(203)	-1.5%

The Company’s efficiency ratio was 78.4% for the second quarter of 2013, compared to an efficiency ratio of 72.7% for the second quarter of 2012.  The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. The Company calculates its efficiency ratio by dividing non interest expense (adjusted for amortization of intangibles, other real estate expenses, and non-recurring one-time charges) by the sum of tax equivalent net interest income and non interest income excluding gains and losses on the investment portfolio.  The tax rate utilized in calculating tax equivalent amounts is 34%. The Company calculates and reviews this ratio as a means of evaluating operational efficiency.

Asset Quality and Provision for Loan Losses

The Company recorded a provision for loan losses of $184,000 in the second quarter compared to a negative provision of $188,000 for the previous quarter and a provision of $730,000 for the quarter ended June 30, 2012 The Allowance for Loan and Lease Losses (ALLL) was $13.6 million representing 1.93% of loans held for investment at June 30, 2013 compared to $13.5 million representing 1.89% of loans held for investment at March 31, 2013.

Loans that were delinquent for more than 90 days and still accruing were $829,000 as of June 30, 2013 compared to $812,000 as of March 31, 2013, and $1.4 million as of June 30, 2012, representing an increase of 2.1% compared to the previous quarter and a 40.8% decrease compared to the quarter ended June 30, 2012.

Non-accrual loans were $20.4 million at the end of the second quarter of 2013 compared to $20.0 million as of March 31, 2013 and $18.8 million at June 30, 2012, representing an increase of 1.8% during the second quarter of 2013 and an increase of 8.4% since June 30, 2012. Troubled debt restructurings that were performing as agreed were $5.4 million at the end of the second quarter of 2013, compared to $4.9 million for the quarter ended March 31, 2013, representing an increase of 10.2% during the quarter. Other Real Estate Owned (OREO) was $7.6 million as of June 30, 2013 compared to $7.9 million as of March 31, 2013, representing a decrease of 4.2% during the second quarter of 2013. Total non-performing assets were $34.1 million or 2.80% of total assets at June 30, 2013, compared to $33.6 million or 2.77% of total assets as of March 31, 2013 and $37.8 million or 3.10% of total assets as of June 30, 2012.

The net loan charge-offs during the second quarter of 2013 were $76,000 compared to net charge-offs of $615,000 for the previous quarter and $622,000 in net loan charge-offs for the quarter ended June 30, 2012.

Total Consolidated Assets

Total assets at June 30, 2013 were $1.2 billion, lower by $19.6 million or 1.6% from December 31, 2012 and unchanged from June 30, 2012.

Total loans held for investment decreased by $7.6 million or 1.1% in the second quarter of 2013 compared to the previous quarter.  The primary reason for the weakness was elevated levels of payoffs of existing loans. Loans held for investment increased by $21.1 million or 3.1% from June 30, 2012.  The securities portfolio (excluding restricted stock) decreased by $11.5 million or 3.5% in the second quarter of 2013 relative to the previous quarter. Balances of mortgages held for sale increased by $16.6 million or 34.1% at June 30, 2013 compared to the previous quarter end balance.  Cash balances and deposits at other banks increased by 15.9% at the end of the second quarter of 2013 compared to the previous quarter.
.
Deposits and Other Borrowings

Total deposits decreased by $4.2 million or 0.4% from the previous quarter.  Brokered deposits, including CDARS program funds, were $74.4 million at June 30, 2013, up 3.4% from the previous quarter. FHLB advances were $85.0 million at June 30, 2013, unchanged compared to the previous quarter.

Equity and Capital

Shareholders’ equity attributable to Middleburg Financial Corporation shareholders at June 30, 2013 was $112.9 million, compared to $114.8 million as of March 31, 2013 and $109.9 million at June 30, 2012.  Retained earnings at June 30, 2013 were $48.9 million compared to $47.2 million at March 31, 2013 and $43.8 million at June 30, 2012. The book value of the Company’s common stock at June 30, 2013 was $15.93 per share versus $16.28 per share at March 31, 2013. The decline in shareholders equity during the second quarter was primarily due to a decrease in accumulated other comprehensive income (AOCI) of $3.7 million resulting from unrealized losses in available for sale securities.

The Company’s total risk-based capital ratio decreased to 15.4% as of June 30, 2013 from 15.6% at March 31, 2013 and remained unchanged from December 31, 2012.  The Tier 1 risk-based capital ratio decreased from 14.4% at March 31, 2013 to 14.2% at June 30, 2013 and increased from 14.1% at December 31, 2012.  The Tier 1 Leverage Ratio increased to 9.3% at June 30, 2013 from 9.1% at March 31, 2013 and December 31, 2012.

As depicted in the following table, the Company’s risk-based capital ratios remain well above regulatory minimum capital ratios:

MIDDLEBURG FINANCIAL CORPORATION
Risk-Based Capital Ratios
June 30, 2013

	(1)		MFC
	Regulatory		Excess
	Minimum	MFC	over
	Requirement	Ratios	Minimum

Tier 1 Leverage Ratio	4.0%	9.3%	5.3%

Tier 1 Risk-Based Capital Ratio	4.0%	14.2%	10.2%

Total Risk-Based Capital Ratio	8.0%	15.4%	7.4%

(1) Under the regulatory framework for prompt corrective action.

Caution about Forward Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import.  Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, and other filings with the Securities and Exchange Commission.

About Middleburg Financial Corporation

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves communities in Virginia with financial centers in Ashburn, Gainesville, Leesburg, Marshall, Middleburg, Purcellville, Reston,  Richmond, Warrenton and Williamsburg. Middleburg Investment Group owns Middleburg Trust Company, which is headquartered in Richmond, Virginia with offices in Middleburg, Alexandria and Williamsburg. Middleburg Financial Corporation is also the majority owner of Southern Trust Mortgage, which is based in Virginia Beach and provides mortgages through offices in Virginia, Maryland, Georgia, North Carolina, and South Carolina.

MIDDLEBURG FINANCIAL CORPORATION
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	(Unaudited)	(Unaudited)	(Audited)
	June 30,	March 31,	December 31,
	2013	2013	2012
ASSETS
Cash and due from banks	$7,312	$6,697	$7,139
Interest-bearing deposits with other institutions	51,164	43,753	47,276
Total cash and cash equivalents	58,476	50,450	54,415
Securities available for sale	320,132	331,650	319,457
Loans held for sale	65,322	48,721	82,114
Restricted securities, at cost	7,005	7,005	6,990
Loans receivable, net of allowance for loan losses of $13,616 at June 30,
2013, $13,508 at Mar. 31, 2013, and $14,311 at Dec.31, 2012	693,383	701,078	695,166
Premises and equipment, net	20,208	20,418	20,587
Goodwill and identified intangibles	5,932	5,975	6,017
Other real estate owned, net of valuation allowance of $348 at June 30,
2013, $348 at Mar. 31, 2013, and $1,707 at Dec. 31, 2012	7,570	7,904	9,929
Prepaid federal deposit insurance	- -	2,768	3,015
Accrued interest receivable and other assets	39,172	37,787	39,091

TOTAL ASSETS	$1,217,200	$1,213,756	$1,236,781

LIABILITIES
Deposits:
Non-interest-bearing demand deposits	$174,459	$163,611	$167,137
Savings and interest-bearing demand deposits	496,394	515,082	522,740
Time deposits	291,021	287,383	292,023
Total deposits	961,874	966,076	981,900
Securities sold under agreements to repurchase	35,783	31,880	33,975
Short-term borrowings	5,688	519	11,873
FHLB borrowings	85,000	85,000	77,912
Subordinated notes	5,155	5,155	5,155
Accrued interest payable and other liabilities	8,043	7,426	8,844
Commitments and contingent liabilities	-	-	-
TOTAL LIABILITIES	1,101,543	1,096,056	1,119,659

SHAREHOLDERS' EQUITY
Common stock ($2.50 par value; 20,000,000 shares authorized,
7,089,598, 7,051,587 and 7,052,554 issued and outstanding at
June 30, 2013, Mar. 31, 2013, and December 31, 2012, respectively)	17,397	17,365	17,357
Capital surplus	44,000	43,946	43,869
Retained earnings	48,947	47,209	46,235
Accumulated other comprehensive income	2,600	6,260	6,467
Total Middleburg Financial Corporation shareholders' equity	112,944	114,780	113,928
Non-controlling interest in consolidated subsidiary	2,713	2,920	3,194

TOTAL SHAREHOLDERS' EQUITY	115,657	117,700	117,122

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,217,200	$1,213,756	$1,236,781

MIDDLEBURG FINANCIAL CORPORATION
Consolidated Statements of Income
(In thousands, except for per share data)

	Unaudited		Unaudited
	For the three months		For the six months
	ended June 30,		ended June 30,
	2013	2012	2013	2012
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$8,795	$9,594	$17,760	$19,376
Interest and dividends on securities available for sale
Taxable	1,468	1,704	2,999	3,439
Tax-exempt	646	596	1,276	1,203
Dividends	54	45	110	89
Interest on deposits in other banks	29	25	59	49
Total interest and dividend income	10,992	11,964	22,204	24,156

INTEREST EXPENSE
Interest on deposits	1,253	1,846	2,626	3,739
Interest on securities sold under agreements to
repurchase	81	84	161	167
Interest on short-term borrowings	18	89	47	237
Interest on FHLB borrowings and other debt	299	287	594	584
Total interest expense	1,651	2,306	3,428	4,727

NET INTEREST INCOME	9,341	9,658	18,776	19,429
Provision for (recovery of) loan losses	184	730	(4)	1,522

NET INTEREST INCOME AFTER PROVISION
FOR (RECOVERY OF) LOAN LOSSES	9,157	8,928	18,780	17,907

NONINTEREST INCOME
Service charges on deposit accounts	574	538	1,108	1,068
Trust services income	1,014	979	1,974	1,900
Net gains on loans held for sale	4,483	5,075	8,376	8,927
Net gains (losses) on securities available for sale	326	148	373	288
Total other-than-temporary impairment losses	-	(36)	-	(46)
Portion of loss recognized in other
comprehensive income	-	36	-	46
Net other than temporary impairment losses	-	-	-	-
Net commissions on investment sales	110	125	204	272
Fees on mortgages held for sale	58	64	75	106
Bank-owned life insurance	123	123	243	245
Other operating income	392	119	655	349
Total noninterest income	7,080	7,171	13,008	13,155

NONINTEREST EXPENSE
Salaries and employees' benefits	7,692	7,506	15,492	14,863
Net occupancy and equipment expense	1,787	1,755	3,592	3,533
Advertising	435	447	703	747
Computer operations	458	394	919	779
Other real estate owned	142	874	961	1,160
Other taxes	187	205	379	408
Federal deposit insurance expense	270	261	535	519
Other operating expenses	2,137	1,869	4,455	4,616
Total noninterest expense	13,108	13,311	27,036	26,625

Income before income taxes	3,129	2,788	4,752	4,437
Income tax expense	774	598	1,137	1,014

NET INCOME	2,355	2,190	3,615	3,423
Net (income) attributable to non-
controlling interest	(262)	(421)	(195)	(72)
Net income attributable to Middleburg
Financial Corporation	$2,093	$1,769	$3,420	$3,351

Earnings per share:
Basic	$0.30	$0.25	$0.48	$0.48
Diluted	$0.29	$0.25	$0.48	$0.48
Dividends per common share	$0.05	$0.05	$0.10	$0.10

QUARTERLY SUMMARY STATEMENTS OF INCOME
MIDDLEBURG FINANCIAL CORPORATION
(Unaudited. Dollars in thousands except per share data)

	For the Three Months Ended
	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	June 30, 2012
Interest and Dividend Income
Interest and fees on loans	$8,795	$8,965	$9,330	$9,189	$9,594
Interest and dividends on securities available for sale
Taxable	1,468	1,531	1,432	1,537	1,704
Tax Exempt	646	630	604	596	596
Dividends	54	56	58	46	45
Interest on deposits in banks	29	30	36	39	25
Total interest and dividend income	$10,992	$11,212	$11,460	$11,407	$11,964
Interest Expense
Interest on deposits	$1,253	$1,373	$1,449	$1,728	$1,846
Interest on securities sold under agreements to repurchase	81	80	82	83	84
Interest on short-term borrowings	18	29	81	74	89
Interest on FHLB borrowings and other debt	299	295	295	305	287
Total interest expense	$1,651	$1,777	$1,907	$2,190	$2,306
Net interest income	$9,341	$9,435	$9,553	$9,217	$9,658
Provision for loan losses	184	(188)	1,281	635	730
Net interest income after provision
for loan losses	$9,157	$9,623	$8,272	$8,582	$8,928
Non-Interest Income
Trust services income	$1,014	$960	$923	$928	$979
Service charges on deposit accounts	574	534	572	557	538
Net gains (losses) on securities available for sale	326	47	(7)	164	148
Total other-than-temporary impairment gain (loss) on securities	-	-	-	-	(36)
Portion of (gain) loss recognized in other comprehensive income	-	-	-	-	36
Net other-than-temporary impairment loss	-	-	-	-	-
Commissions on investment sales	110	94	129	117	125
Bank owned life insurance	123	120	96	118	123
Gains on loans held for sale	4,483	3,893	5,926	6,161	5,075
Fees on mortgages held for sale	58	17	43	37	64
Other operating income	392	263	299	236	119
Total non-interest income	$7,080	$5,928	$7,981	$8,318	$7,171
Non-Interest Expense
Salaries and employee benefits	$7,692	$7,799	$8,278	$7,276	$7,506
Net occupancy and equipment expense	1,787	1,805	1,785	1,732	1,755
Other taxes	187	192	202	203	205
Advertising	435	268	635	652	447
Computer operations	458	461	471	322	394
Other real estate owned	142	820	55	1,506	874
Federal deposit insurance expense	270	265	269	262	261
Other operating expenses	2,137	2,318	2,103	1,883	1,869
Total non-interest expense	$13,108	$13,928	$13,798	$13,836	$13,311

Income before income taxes	$3,129	$1,623	$2,455	$3,064	$2,788
Income tax expense	774	363	387	565	598
Net income	$2,355	$1,260	$2,068	$2,499	$2,190
Less: Net (income) loss attributable to non-controlling interest	(262)	67	(647)	(785)	(421)
Net income attributable to Middleburg Financial Corporation	$2,093	$1,327	$1,421	$1,714	$1,769

Net income per common share, basic	$0.30	$0.19	$0.20	$0.24	$0.25
Net income per common share, diluted	$0.29	$0.19	$0.20	$0.24	$0.25
Dividends per common share	$0.05	$0.05	$0.05	$0.05	$0.05

MIDDLEBURG FINANCIAL CORPORATION
KEY STATISTICS
(Unaudited. Dollars in thousands except per share data)

	For the Three Months Ended
	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	Jun. 30, 2012

Net income	$2,093	$1,327	$1,421	$1,714	$1,769
Earnings per share, basic	$0.30	$0.19	$0.20	$0.24	$0.25
Earnings per share, diluted	$0.29	$0.19	$0.20	$0.24	$0.25
Dividend per share	$0.05	$0.05	$0.05	$0.05	$0.05

Return on average total assets - QTD	0.69%	0.44%	0.46%	0.55%	0.60%
Return on average total equity - QTD	7.25%	4.71%	4.96%	6.11%	6.50%
Dividend payout ratio	16.88%	26.57%	24.82%	20.53%	19.87%
Non-interest revenue to total revenue (1)	41.96%	38.40%	45.54%	46.94%	41.97%

Net interest margin (2)	3.40%	3.45%	3.42%	3.28%	3.57%
Yield on average earning assets	3.97%	4.08%	4.08%	4.03%	4.40%
Cost of average interest-bearing liabilities	0.72%	0.78%	0.82%	0.93%	1.00%
Net interest spread	3.25%	3.30%	3.26%	3.10%	3.40%

Non-interest income to average assets (3)	2.23%	1.93%	2.62%	2.66%	2.35%
Non-interest expense to average assets (3)	4.34%	4.57%	4.53%	4.52%	4.47%

Efficiency ratio - QTD (Tax Equiv) (4)	78.35%	80.96%	76.51%	69.27%	72.68%

(1)	Excludes securities gains and losses including OTTI adjustments.
(2)
The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets.  Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded.  Because the Company earns non taxable interest income due to the mix in its investment and loan portfolios, net interest income for the ratio is calculated on a tax equivalent basis as described above.  This calculation excludes net securities gains and losses.

(3)	Ratios are computed by dividing annualized income and expense amounts by quarterly average assets. Excludes securities gains and losses including OTTI adjustments.
(4)
The efficiency ratio is not a measurement under accounting principles generally accepted in the United States.  It is calculated by dividing non-interest expense (adjusted for amortization of intangibles, other real estate expenses, and non-recurring one-time charges) by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio.  The tax rate utilized in calculating tax equivalent amounts is 34%. The Company calculates and reviews this ratio as a means of evaluating operational efficiency.

MIDDLEBURG FINANCIAL CORPORATION
SELECTED FINANCIAL DATA BY QUARTER
(Unaudited. Dollars in thousands except per share data)	Jun. 30, 2013	Mar. 31, 2013	Dec. 31, 2012	Sep. 30, 2012	June 30, 2012
BALANCE SHEET RATIOS
Loans to deposits (Including HFS)	80.29%	79.01%	80.62%	79.73%	77.30%
Portfolio loans to deposits	73.50%	73.97%	72.26%	70.33%	70.33%
Average interest-earning assets to
average-interest bearing liabilities	125.09%	123.60%	124.17%	123.02%	121.73%
PER SHARE DATA
Dividends	$0.05	$0.05	$0.05	$0.05	$0.05
Book value (MFC Shareholders)	$15.93	$16.28	$16.15	$15.96	$15.57
Tangible book value (3)	$15.09	$15.41	$15.30	$15.10	$14.71
SHARE PRICE DATA
Closing price	$19.10	$19.41	$17.66	$17.76	$17.00
Diluted earnings multiple (1)	16.47	25.54	22.08	18.50	17.00
Book value multiple(2)	1.20	1.19	1.09	1.11	1.09

COMMON STOCK DATA
Outstanding shares at end of period	7,089,598	7,051,587	7,052,554	7,052,554	7,052,554
Weighted average shares O/S Basic - QTD	7,072,587	7,051,009	7,052,554	7,036,536	7,030,639
Weighted average shares O/S, diluted - QTD	7,102,670	7,082,354	7,069,603	7,051,860	7,042,111
CAPITAL RATIOS
Capital to Assets - Common shareholders	9.28%	9.46%	9.21%	9.10%	9.02%
Capital to Assets - with Noncontrolling Interest	9.50%	9.70%	9.47%	9.34%	9.19%
Tangible common equity ratio (4)	8.83%	9.01%	8.77%	8.66%	8.56%
Leverage ratio	9.32%	9.11%	9.10%	8.92%	8.99%
Tier 1 risk based capital ratio	14.15%	14.35%	14.09%	13.98%	13.66%
Total risk based capital ratio	15.41%	15.60%	15.35%	15.23%	14.92%
CREDIT QUALITY
Net charge-offs to average total loans	0.01%	0.08%	0.12%	0.22%	0.08%
Total non-performing loans to total portfolio loans	3.76%	3.59%	3.92%	4.02%	3.57%
Total non-performing assets to total assets	2.80%	2.77%	3.05%	3.22%	3.10%
Non-accrual loans to:
total portfolio loans	2.88%	2.80%	3.05%	3.28%	2.74%
total assets	1.67%	1.65%	1.75%	1.84%	1.54%
Allowance for loan losses to:
total portfolio loans	1.93%	1.89%	2.02%	2.01%	2.18%
non-performing assets	39.88%	40.22%	37.89%	35.05%	39.56%
non-accrual loans	66.82%	67.48%	66.06%	61.46%	79.61%
NON-PERFORMING ASSETS:
Loans delinquent over 90 days and still accruing	$829	$812	$1,044	$860	$1,372
Non-accrual loans	20,376	20,019	21,664	22,683	18,802
Restructured loans (Not in non accrual)	5,366	4,854	5,132	4,302	4,334
Other real estate owned and repossessed assets	7,570	7,904	9,929	11,933	13,335
Total non-performing assets	$34,141	$33,589	$37,769	$39,778	$37,843
NET LOAN CHARGE-OFFS:
Loans charged off (QTD)	$128	$721	$1,060	$1,817	$694
Recoveries (QTD)	(52)	(106)	(149)	(154)	(72)
Net charge-offs (QTD)	$76	$615	$911	$1,663	$622
PROVISION FOR LOAN LOSSES	$184	$(188)	$1,281	$635	$730
ALLOWANCE FOR LOAN LOSS SUMMARY
Balance at the beginning of period	$13,508	$14,311	$13,941	$14,969	$14,861
Provision	184	(188)	1,281	635	730
Net charge-offs	(76)	(615)	(911)	(1,663)	(622)
Balance at the end of period	$13,616	$13,508	$14,311	$13,941	$14,969

(1)
The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period.  The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(2)
The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share.  The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

(3)
Tangible book value is not a measurement under accounting principles generally accepted in the United States.  It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and then dividing the result by the number of shares of common stock issued and outstanding at the end of the accounting period.

(4)
The tangible common equity ratio is not a measurement under accounting principles generally accepted in the United States.  It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and total assets and then dividing the adjusted shareholders’ equity balance by the adjusted total asset balance.

	MIDDLEBURG FINANCIAL CORPORATION
	Average Balances, Income and Expenses, Yields and Rates
	Three Months Ended June 30,
	2013			2012
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (2)	Balance	Expense	Rate (2)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$268,369	$1,523	2.28%	$264,106	$1,749	2.66%
Tax-exempt (1)	69,390	978	5.65%	61,813	903	5.88%
Total securities	$337,759	$2,501	2.97%	$325,919	$2,652	3.27%
Loans
Taxable	$759,360	$8,789	4.64%	$749,834	$9,616	5.16%
Tax-exempt (1)	687	9	5.25%	-	-	-
Total loans (3)	$760,047	$8,798	4.64%	$749,834	$9,616	5.16%
Interest bearing deposits in
other financial institutions	45,371	29	0.26%	48,025	25	0.21%
Total earning assets	$1,143,177	$11,328	3.97%	$1,123,778	$12,293	4.40%
Less: allowances for credit losses	(13,550)			(15,138)
Total nonearning assets	79,748			83,781
Total assets	$1,209,375			$1,192,421

Liabilities:
Interest-bearing deposits:
Checking	$319,704	$210	0.26%	$310,262	$334	0.43%
Regular savings	110,713	63	0.23%	106,725	96	0.36%
Money market savings	75,733	43	0.23%	57,566	49	0.34%
Time deposits:
$100,000 and over	139,073	432	1.25%	140,233	560	1.61%
Under $100,000	142,217	505	1.42%	180,961	807	1.79%
Total interest-bearing deposits	$787,440	$1,253	0.64%	$795,747	$1,846	0.93%

Short-term borrowings	2,090	18	3.45%	7,687	89	4.60%
Securities sold under agreements
to repurchase	34,204	81	0.95%	32,268	84	1.03%
FHLB borrowings and other debt	90,155	299	1.33%	87,463	287	1.32%
Federal funds purchased	-	-	-	3	-	0.00%
Total interest-bearing liabilities	$913,889	$1,651	0.72%	$923,168	$2,305	1.00%
Non-interest bearing liabilities
Demand deposits	169,894			150,689
Other liabilities	6,917			6,822
Total liabilities	$1,090,700			$1,080,679
Non-controlling interest	2,835			2,231
Shareholders' equity	115,840			109,511
Total liabilities and shareholders'
equity	$1,209,375			$1,192,421

Net interest income		$9,677			$9,987

Interest rate spread			3.25%			3.40%
Cost of Funds			0.61%			0.86%
Interest expense as a percent of
average earning assets			0.58%			0.82%
Net interest margin			3.40%			3.57%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) All yields and rates have been annualized on a 365 day year for 2013 and a 366 day year for 2012.
(3) Total average loans include loans on non-accrual status.

	MIDDLEBURG FINANCIAL CORPORATION
	Average Balances, Income and Expenses, Yields and Rates
	Six Months Ended June 30,
	2013			2012
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (2)	Balance	Expense	Rate (2)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$267,177	$3,109	2.35%	$263,757	$3,528	2.69%
Tax-exempt (1)	68,327	1,933	5.70%	61,808	1,823	5.93%
Total securities	$335,504	$5,042	3.03%	$325,565	$5,351	3.31%
Loans
Taxable	$757,913	$17,748	4.72%	$747,647	$19,547	5.26%
Tax-exempt (1)	687	18	5.28%	-	-	0.00%
Total loans (3)	$758,600	$17,766	4.72%	$747,647	$19,547	5.26%
Interest bearing deposits in
other financial institutions	51,603	59	0.23%	47,174	49	0.21%
Total earning assets	$1,145,707	$22,867	4.03%	$1,120,386	$24,947	4.48%
Less: allowances for credit losses	(13,905)			(15,005)
Total nonearning assets	82,346			82,625
Total assets	$1,214,148			$1,188,006

Liabilities:
Interest-bearing deposits:
Checking	$326,329	$445	0.28%	$306,953	$717	0.47%
Regular savings	109,740	123	0.23%	105,867	211	0.40%
Money market savings	76,903	90	0.24%	57,095	106	0.37%
Time deposits:
$100,000 and over	143,242	939	1.32%	141,460	1,132	1.61%
Under $100,000	142,795	1,029	1.45%	180,568	1,573	1.75%
Total interest-bearing deposits	$799,009	$2,626	0.66%	$791,943	$3,739	0.95%

Short-term borrowings	2,372	47	4.00%	10,542	236	4.50%
Securities sold under agreements
to repurchase	34,153	161	0.95%	33,196	167	1.01%
FHLB borrowings and other debt	85,810	594	1.40%	87,627	585	1.34%
Federal Funds Purchased	-	-	0.00%	2	-	0.00%
Total interest-bearing liabilities	$921,344	$3,428	0.75%	$923,310	$4,727	1.03%
Non-interest bearing liabilities
Demand Deposits	167,268			147,411
Other liabilities	7,249			6,536
Total liabilities	$1,095,861			$1,077,257
Non-controlling interest	2,941			2,293
Shareholders' equity	115,346			108,456
Total liabilities and shareholders'
equity	$1,214,148			$1,188,006

Net interest income		$19,439			$20,220

Interest rate spread			3.28%			3.45%
Cost of Funds			0.64%			0.89%
Interest expense as a percent of
average earning assets			0.60%			0.85%
Net interest margin			3.42%			3.63%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) All yields and rates have been annualized on a 365 day year for 2013 and a 366 day year for 2012.
(3) Total average loans include loans on non-accrual status.